UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under § 240.14a-12

CORELOGIC, INC.

(Name of Registrant as Specified In Its Charter)

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Dear Colleagues,

I hope all of you are well and, as always, I want to recognize and thank you for your dedication and contributions. As you all know, over the past 6 months the Company has been reviewing strategic opportunities to accelerate growth and maximize stakeholder value. Today, I am pleased to announce that we have entered into an agreement to be acquired by Stone Point Capital and Insight Partners, two leading private equity firms that focus on investing in financial services and technology businesses and providing them capital and expertise to accelerate growth and digital transformation. Please click here to read the press release.

This transaction is the culmination of our Board’s extensive review of strategic alternatives, which included engaging with numerous potential buyers as well as evaluating continuing our transformation in the public markets. Ultimately, the Board concluded that this transaction with Stone Point Capital and Insight Partners is our best alternative and will deliver attractive and certain value to our shareholders.

We will be holding a town hall meeting on Friday at 11 a.m. Pacific Standard Time (PST) to discuss the path ahead which, for CoreLogic, has never been brighter. In advance of that session, I want to highlight some important points for all of us to remember:

•	Stone Point Capital and Insight Partners are great partners with a track record of investing in their portfolio companies so that they realize their fullest potential;

•	CoreLogic has never been stronger from a financial and operational point of view and we delivered record performance levels during 2020;

•

We are off and running in 2021 and expect to have another outstanding year as we focus on delivering for our clients, deploying industry leading solutions and ensuring the safety and well-being of our associates;

•

As we look to the future, we remain laser focused on unlocking the significant opportunities and value we offer to our clients through our digital content and leading platforms that power the housing economy; and

•	Our people are the best in the business, and we will continue to retain, develop and reward our most important asset – all of you.

Our vision remains the same, we provide the insights that enable our clients to help millions of people find, buy and protect the homes they love. Delivering on our vision powers growth and opportunity for all of us – individually and collectively.

I am incredibly excited about the potential this new direction unlocks for us in the years to come. Stone Point Capital and Insight Partners have deep expertise providing financial, strategic, and operating support to management teams and we believe their culture and “DNA” are a good match with ours. Upon completion of the acquisition, CoreLogic will become a private company and we will be well positioned to pursue expanded growth opportunities, invest in new products and capabilities, and provide our clients with the insights, data and analytics they need.

Until completion of the acquisition, which we expect to happen in the second quarter of this year, we will continue to operate as a public company, and it will be business as usual at CoreLogic. We will keep you informed of key developments as we move toward completing the transaction.

We have achieved much together over these last 10 years – and I look forward to seeing all that we can accomplish in the next chapter of our story with Stone Point and Insight. I look forward to sharing more at tomorrow’s town hall. If you have any questions in the meantime, please feel free to reach out to your manager. And if you are contacted by anyone outside the Company, please refrain from commenting and refer them to Sandra Carvalho at scarvalho@corelogic.com.

Best Regards,

Frank Martell President and Chief Executive Officer

Safe Harbor / Forward Looking Statements

Certain statements made in this communication are “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. These risks and uncertainties include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the acquisition, (ii) the possibility that any of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period, including due to unforeseen liabilities, future capital expenditures, or unexpected changes in revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, or business and management strategies for the management, expansion and growth of the Company’s operations; (iii) the ability of Stone Point Capital and Insight Partners to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (iv) potential litigation relating to the Merger that could be instituted against Stone Point Capital, Insight Partners, CoreLogic or their respective directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the Merger will harm CoreLogic’s business, including current plans and operations; (vi) the ability of CoreLogic to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (viii) continued availability of capital and financing and rating agency actions; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect CoreLogic’s financial performance; (xi) certain restrictions during the pendency of the Merger that may impact CoreLogic’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring CoreLogic to pay a termination fee; (xv) those risks and uncertainties set forth in Part I, Item 1A of CoreLogic’s most recent Annual Report on Form 10-K and Part II, Item 1A of CoreLogic’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by CoreLogic with the Securities and Exchange Commission (the “SEC”); and (xvi) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below. These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Merger. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on CoreLogic’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information and Where to Find It

This communication is being made in connection with the Merger. In connection with the Merger, the Company plans to file a proxy statement and certain other documents regarding the Merger with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of CoreLogic. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, free of charge, copies of such documents filed by CoreLogic when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). In addition, stockholders will be able to obtain, free of charge, copies of such documents filed by CoreLogic at CoreLogic’s website (https://investor.corelogic.com). Alternatively, these documents, when available, can be obtained free of charge from CoreLogic upon written request to CoreLogic at 40 Pacifica, Irvine, CA 92618, Attn: Dan Smith, or by calling 703-610-5410.

Participants in the Solicitation

CoreLogic and certain of its directors, executive officers and other employees will be participants in the solicitation of proxies from stockholders of CoreLogic in connection with the Merger. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Merger (if and when they become available). Information relating to the foregoing can also be found in CoreLogic’s definitive proxy statement for its special meeting of stockholders on November 17, 2020, filed with the SEC on September 22, 2020 (the “Special Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed